For further information contact:

PolyMedix:	Nicholas Landekic
484-598-2340
nlandekic@polymedix.com

Investor:	Erika Moran
emoran@investorrelationsgroup.com

Media:	Janet Vasquez
jvasquez@investorrelationsgroup.com

The Investor Relations Group
212-825-3210
POLYMEDIX, INC. ANNOUNCES FILING OF REGISTRATION STATEMENT IN
CONNECTION WITH A COMMON STOCK AND WARRANT OFFERING OF UP TO
$35 MILLION
Philadelphia, PA (May 9, 2007) — PolyMedix, Inc. (OTC BB: PYMX) announced today that it filed a registration statement with the Securities and Exchange Commission relating to a proposed offering of up to $35 million of its common stock and warrants to purchase shares of its common stock to a limited number of institutional investors. Needham & Company, LLC has agreed to act as lead placement agent and WBB Securities, LLC has agreed to act as co-placement agent in connection with the offering.
PolyMedix intends to use the net proceeds of the offering to support the commercialization of its current and future product candidates, to fund research and development activities and for general working capital needs.
A registration statement relating to the common stock and warrants has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
The common stock and warrants may be offered only by means of a prospectus. Once available, copies of the prospectus relating to these securities may be obtained from Needham & Company, LLC at 445 Park Avenue, New York, New York 10022, Attention: Michael Marshall ((212) 705-0414) or Kristen Knies ((212) 702-0404).
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PolyMedix Files Registration Statement
May 9, 2007

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company that is developing novel, synthetic small molecule compounds that mimic the activity of large natural proteins; compounds referred to as biomimetics. PolyMedix focuses on creating new therapeutic drugs to meet unmet medical needs for treatment of serious, life threatening, acute disorders, including PolyMedix’s initial programs involving new drug treatments for infectious diseases and acute cardiovascular disorders. Using its proprietary computational drug design technology, PolyMedix has created novel antibiotic and anticoagulant antagonist (Heparin and Low Molecular Weight Heparin, or LMWH) drug compounds intended for human therapeutic use. PolyMedix is also developing polymeric formulations of its antibiotic compounds as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. PolyMedix is headquartered in Radnor, Pennsylvania.
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Annual Report on Form 10-KSB filed by PolyMedix with the Securities and Exchange Commission on March 19, 2007. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
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